UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

ITEM 5. OTHER EVENTS

The 2004 Annual Meeting of U.S. Home Systems, Inc. (the “Company”) Stockholders was held on July 15, 2004. There were two proposals submitted to the stockholders: (1) Election of Directors and (2) to consider and vote on the Company’s 2004 Restricted Stock Plan. On May 26, 2004, the record date, the Company had 6,581,890 outstanding shares of common stock of which 6,047,972 shares or 92% of the issued and outstanding shares of common stock were represented by proxy or in person at the meeting. All nominees for director were elected and the stockholders approved the Company’s 2004 Restricted Stock Plan. The results of the voting are set forth below:

PROPOSAL NO. 1

	NUMBER OF VOTES
	FOR	AGAINST	ABSTAIN
ELECTION OF DIRECTORS
Murray H. Gross	6,043,172	1,400	3,400
David A. Yoho	6,044,197	375	3,400
Donald A. Buchholz	6,042,797	1,775	3,400
D.S. Berenson	6,044,197	375	3,400
Larry A. Jobe	6,044,197	375	3,400
Kenneth W. Murphy	6,042,197	1,775	3,400
James R. Ridings	6,044,197	375	3,400

PROPOSAL NO. 2

	NUMBER OF VOTES
	FOR	AGAINST	ABSTAIN
APPROVAL OF 2004 RESTRICTED STOCK PLAN	3,161,137	106,947	12,700

The 2004 Annual Meeting of Directors was held on July 15, 2004 immediately following the Annual Meeting of Stockholders. At the meeting, the board of directors re-elected Murray H. Gross, Peter T. Bulger, Steven L. Gross, Robert A. DeFronzo and Richard B. Goodner as officers of the Company. In addition, the board elected Daniel L. Betts as an officer of the Company. Mr. Betts currently serves as president and chief executive officer of USA Deck, Inc., the Company’s wholly-owned subsidiary which is engaged in the sale and installation of pre-engineered wood decks and deck accessory products.

The Company’s executive officers are as follows:

Name	Age	Position
Murray H. Gross	66	President, Chief Executive Officer, Chairman of the Board of Directors
Peter T. Bulger	44	Executive Vice President
Steven L. Gross	41	Executive Vice President - Marketing
Daniel L. Betts	49	Vice President
Robert A. DeFronzo	49	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	58	Vice President – Legal Affairs and General Counsel

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
10.1	U.S. Home Systems, Inc. 2004 Restricted Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on July 20, 2004 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
10.1	U.S. Home Systems, Inc. 2004 Restricted Stock Plan.

IOE-1